Exhibit 10.2

PROMISSORY NOTE

U.S. $23,500,000.00	Effective as of
December 31, 2008

I.	COVENANT TO PAY.

1.1.          Promise to Pay.  FOR VALUE RECEIVED, Behringer Harvard 1875 Lawrence, LLC, a Delaware limited liability company (“Borrower”), at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, promises to pay to the order of Mutual of Omaha Bank, a federally chartered savings bank [herein, together with all subsequent holders of this Promissory Note (“Note”), called “Lender”], at 4455 LBJ Freeway, Suite 907, Dallas, Texas 75244, on or before the Maturity Date (as herein defined), as hereinafter provided, the principal sum of TWENTY-THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($23,500,000.00), or so much thereof as may be outstanding hereunder, together with interest on the unpaid principal balance from time to time outstanding at the rate herein specified and otherwise in strict accordance with the terms and provisions hereof.

II.	INTEREST RATE COMPUTATION.

2.1.          Interest Rate.  Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the LIBOR Market Index Rate plus two and one-half percent (2.50%) per annum (“Interest Rate”), as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate, provided, in no event shall the Interest Rate be less than six and one quarter percent (6.25%) per annum.  “LIBOR Market Index Rate”, for any day, means the floating interest rate per annum for one (1) month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

2.2.          Default Rate.  Upon the occurrence and during the continuation of a default in the payment of any principal or interest obligations hereunder or, otherwise, upon the occurrence and during the continuation of any Event of Default (as defined herein), at the option of Lender, the principal balance of this Note then outstanding shall bear interest for the period beginning with the date of occurrence of such default at the Default Rate (as defined herein).

2.3.          Definitions.  As used in this Note and the Loan Documents, the following terms shall have the respective meanings indicated below:

“Advance” shall mean an advance made by Lender to Borrower pursuant to the Loan Documents.

“Amortization Term” shall mean twenty-five (25) years.

“Business Day” shall mean any day on which the Lender is open and on which commercial banks in Texas are not authorized or required to be closed.

“Charges” shall mean all fees and charges, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to this Note and the indebtedness evidenced hereby or by the Loan Documents which are treated as interest under applicable law.

“Default Rate” shall mean the lesser of (a) the Maximum Lawful Rate; or (b) the sum of the Interest Rate set forth in Section 2.1 above plus five percent (5%).

“Event of Default” shall have the same meaning as that indicated for such term in the Loan Agreement.

“Lien Instrument” shall mean that certain Mortgage or Deed of Trust of even date herewith, executed by Borrower, covering the Mortgaged Property.

“Loan Agreement” shall mean that certain Loan Agreement dated effective as of the date hereof, by and between Borrower, as borrower, and Lender, as lender, relative to the indebtedness evidenced by this Note and related obligations.

“Loan Documents” shall collectively mean this Note, the Loan Agreement, the Lien Instrument, and all other documents evidencing, securing or otherwise supporting the transaction in which the indebtedness evidenced hereby was incurred.

“Maturity Date” shall mean the Original Maturity Date; subject, however, to the right of acceleration as herein provided and as provided in the Loan Documents.

“Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the loan evidenced by this Note and the Loan Documents.

“Mortgaged Property” shall mean the Property as defined in the Lien Instrument.

“Original Maturity Date” shall mean the date that is four (4) years from the effective date hereof.

“Outstanding Principal Balance” shall mean the amount of principal then advanced and outstanding and payable from Borrower to Lender in accordance with this Note.

“Payment Date” shall mean the first (1st) day of each calendar month.

“Principal Reduction Payment” shall mean a principal and interest payment installment in an amount equal to the sum that would be owing for such calendar month based upon a twenty-five (25) year mortgage amortization of the amount of the Outstanding Principal Balance on the first day of the twenty-fifth (25th) calendar month from the date of this Note and at the Interest Rate set forth in Section 2.1 hereof on such day.

Any capitalized term used in this Note and not otherwise defined herein shall have the meaning ascribed to each such term in the Loan Agreement.  All terms used herein, whether or not defined in this Section 2.3, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

2.4.          Computation Period.  Except for the computation of the Maximum Lawful Rate which shall be undertaken on the basis of a 365 or 366 day year, as the case may be, interest on the indebtedness evidenced by this Note shall be computed on the basis of a 360 day year and shall accrue on the actual number of days any principal balance hereof is outstanding, including the date of disbursement but excluding the date of payment.

III.	PAYMENTS.

3.1.          Payment Schedule.  This Note shall be due and payable as follows:

(a)           Commencing on the Payment Date of the first calendar month following the date of this Note and continuing thereafter on the Payment Date of each successive calendar month through and including twenty-four (24) months from the date of this Note, Borrower shall pay Lender successive monthly installments of all accrued and unpaid interest;

(b)           Commencing on the Payment Date of the twenty-fifth (25th) calendar month from the date of this Note, and continuing thereafter on the Payment Date of each successive calendar month until the Maturity Date, Borrower shall pay Lender successive monthly installments of the Principal Reduction Payment.  If the Interest Rate changes as of the first (1st) day of the thirty-sixth (36th) calendar month from the date of this Note, from the rate in effect the first (1st) day of the twenty-fifth (25th) month as set forth above, Lender shall recalculate the Principal Reduction Payment so that the remaining monthly installments would amortize the Outstanding Principal Balance at the then applicable

Interest Rate over the remaining Amortization Term.  Lender shall notify Borrower of any such recalculation and Borrower agrees to pay the Principal Reduction Payment as they may be recalculated by Lender, and acknowledges that a recalculation of the Principal Reduction Payment shall not affect the Maturity Date or the other terms and provisions of this Note; and

(c)           The Outstanding Principal Balance and any and all accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date or upon earlier maturity hereof, whether by acceleration or otherwise.

3.2.          Application.  All payments on this Note shall, at the sole option of Lender, be applied at any time and from time to time and in any order, to the following:  (a) the payment or reimbursement of any expenses, costs or obligations (other than the principal hereof and interest hereon) for which Borrower shall be obligated or Lender entitled pursuant to the provisions hereof or of the other Loan Documents, (b) the payment of accrued but unpaid interest hereon, and (c) the payment of all or any portion of the Outstanding Principal Balance, in either the direct or inverse order of maturity; provided, however, that the funds applied to principal of any Principal Reduction Payment shall be applied to the Outstanding Principal Balance in the direct order of maturity.

3.3.          Place.  All payments hereunder shall be made to Lender at its offices located at the address of Lender as specified herein or as Lender may from time to time designate in writing to Borrower.

3.4.          Business Days.  If any payment of principal or interest on this Note shall become due and payable on any day which is not a Business Day, such payment shall be made on the next following Business Day.  Any extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

3.5.          Legal Tender.  All amounts payable hereunder are payable in lawful money or legal tender of the United States of America.

3.6.          Prepayment.  Borrower shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof, after thirty (30) prior days written notice to Lender, but must: (i) pay the amount of then accrued but unpaid interest on the amount of principal being so prepaid, and (ii) pay a pre-payment penalty of one percent (1%) of the Outstanding Principal Balance if prepaid during the first twelve (12) months from the date of this Note, of one-half of one percent (0.5%) of the Outstanding Principal Balance if prepaid during the thirteenth (13th) through the twenty-fourth (24th) month following the date of this Note, and no prepayment penalty shall be due in the event of a prepayment after the twenty-fourth (24th) month from the date of this Note.  Any such partial prepayments of principal shall be applied in inverse order of maturity to the last maturing installment(s) of principal.  It is expressly agreed and understood that this Note does not evidence a revolving facility in that any amount so prepaid may not be readvanced.

IV.	DEFAULT AND REMEDIES.

4.1.          Default.  Borrower shall be in default hereunder immediately upon the occurrence and during the continuance of an Event of Default.

4.2.          Remedies.  If an Event of Default shall occur and be continuing, then Lender may, at its option, without notice or demand, declare the unpaid principal balance of, and the accrued but unpaid interest on, this Note immediately due and payable, foreclose all liens and security interests securing payment hereof, pursue any and all other rights, remedies and recourses available to Lender or pursue any combination of the foregoing.  All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative.

4.3.          Waiver.  Borrower and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof.  Borrower and any endorsers or guarantors hereof agree (a) that the time for any payments hereunder may be extended from time to time without notice and consent, (b) to the acceptance of further collateral, and/or (c) the release of any existing collateral for the payment of this Note, all without in any manner affecting their liability under or with respect to this Note.  No extension of time for the payment of this Note or any installment hereof shall affect the liability of Borrower under this Note or any endorser or guarantor hereof even though Borrower or such endorser or guarantor is not a party to such agreement.

4.4.          No Waiver.  Failure of Lender to exercise any of the options granted herein to Lender upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event.  The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Lender at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of Lender.

4.5.          Collection Costs.  Borrower agrees to pay all costs of collection hereof when incurred, including reasonable attorneys’ fees, whether or not any legal action shall be instituted to enforce this Note.

4.6.          Late Charge.  Without limitation of any other remedies available to Lender hereunder or under the Loan Documents, if Borrower fails or neglects to pay any installment of the indebtedness evidenced hereby, other than any amount due upon acceleration or at maturity, more than ten (10) days after its due date, then Borrower shall be obligated to pay to Lender a late charge equal to five percent (5%) of the amount of such delinquent payment to compensate Lender for Borrower’s delay and the additional costs and administrative efforts required by reason of such delay, provided, that should such late charge constitute interest under any applicable law, such late charge shall not, together with other interest to be paid, charged, contracted for, received or reserved against or taken on the indebtedness evidenced by this Note or indebtedness arising under any other Loan Documents, exceed the Maximum Lawful Rate.

V.            MISCELLANEOUS.

5.1.          Loan Documents.  This Note is issued pursuant to the Loan Agreement and is secured, inter alia, by the Lien Instrument covering the Mortgaged Property.

5.2.          Notices.  All notices or other communications required or permitted to be given pursuant hereto shall be in accordance with the provisions of the Loan Agreement.

5.3.          GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  THIS NOTE IS PERFORMABLE IN DALLAS COUNTY, TEXAS.  Any action or proceeding under or in connection with this Note against Borrower or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state or federal court in Dallas County, Texas.  Borrower and each such other party hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.

5.4.          Interest Limitation.  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on this Note or the indebtedness evidenced hereby and by the other Loan Documents (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  If (a) the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note and the other Loan Documents, or (b) Lender’s exercise of the option herein contained to accelerate the maturity of this Note or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that (i) all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and (ii) the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance and detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as debt is outstanding.  To the extent that Lender is relying on Chapter 303, as amended, of the Texas Finance Code to determine the Maximum Lawful Rate payable on such indebtedness, Lender will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits Lender to contract for, charge or receive a greater amount of interest than Texas law, Lender will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the Maximum Lawful Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Lawful Rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the indebtedness evidenced hereby.  Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or any other indebtedness then owing by Borrower to Lender.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

5.5.          Captions.  The article and section headings used in this Note are for convenience of reference only and shall not affect, alter or define the meaning or interpretation of the text of any article or section contained in this Note.

5.6.          Joint and Several Liability.  If this Note is executed by more than one party, each such party shall be jointly and severally liable for the obligations of Borrower under this Note.  If Borrower is a partnership, each general partner of Borrower shall be jointly and severally liable hereunder, and each such general partner hereby waives any requirement of law that in the event of a default hereunder, Lender exhaust any assets of Borrower before proceeding against such general partner’s assets.

5.7.          WAIVER OF RIGHT TO TRIAL BY JURY.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS NOTE OR THE OTHER LOAN DOCUMENTS.

5.8.          NO ORAL AGREEMENTS.  THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF BORROWER AND LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS,

AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER.  THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.  THE PROVISIONS OF THIS NOTE AND THE LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY BORROWER AND LENDER.

[The remainder of this page is intentionally left blank, signature page follows.]

EXECUTED effective as of the date first written above.

BORROWER:

BEHRINGER HARVARD 1875 LAWRENCE, LLC, a Delaware limited liability company

By:	/s/ Robert S. Aisner
Robert S. Aisner, President and Chief
Executive Officer